                                                                   EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated and effective as of April 1, 1999, by and between PRECISION RESPONSE CORPORATION, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and RICHARD D. MONDRE (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a Florida corporation engaged in interactive customer service and marketing through the integration of its teleservicing, Internet, database management and marketing and fulfillment capabilities;

         WHEREAS, Employer desires to continue to employ Employee upon the terms and conditions set forth below and Employee desires to continue such employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.       EMPLOYMENT

                  Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Employment Agreement.

         2.       TERM

                  Subject to the provisions for earlier termination set forth in Section 9 hereof, this Employment Agreement shall commence as of the date hereof and shall continue until 5:00, p.m., March 31, 2002 (the "Initial Employment Term"), with the Initial Employment Term to be automatically renewed and extended for consecutive additional one year periods unless, at least sixty
(60) days prior to the expiration of the Initial Employment Term or any one year renewal period thereof, either party hereto delivers to the other party hereto written notice of such party's termination of this Employment Agreement at the expiration of the Initial Employment Term or any one year renewal period thereof (as the case may be). The Initial Employment Term together with any or all one year renewal periods thereof are hereinafter collectively referred to as the "Employment Term".

         3.       EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                  Employee represents and warrants to Employer that Employee is free to continue employment with Employer as contemplated herein and, except as set forth in this Section 3, has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with Employee's continuation of employment pursuant to the terms hereof or the full performance of Employee's obligations hereunder or the exercise of Employee's best efforts in Employee's employment hereunder or which would otherwise pose any conflict of interest. Notwithstanding anything herein to the contrary, the parties recognize, acknowledge and agree that (i) Employee is also currently employed by a professional services corporation ("RDMPA") which is associated with the law firm of Bilzin Sumberg Dunn Price & Axelrod LLP (the "Law Firm") in the capacity of "Of Counsel;" (ii) that Employee expects such association (directly or indirectly through RDMPA) with the Law Firm to continue through the end of the Employment Term; and (iii) that Employee may periodically devote during the Employment Term certain nonmaterial amounts of time and effort to support client relationships of the Law Firm with clients whom Employee is familiar, but that in no event will such efforts in any way take precedence over or in any way interfere with Employee's duties and responsibilities to Employer assigned to him pursuant to this Employment Agreement.

         4.       DUTIES AND EXTENT OF SERVICES

                  A. Duties. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer, consistent with the following: (i) Employee shall be an Executive Vice President of Employer, and serve as a member of uppermost senior management of Employer; (ii) Employer shall serve as General Counsel and Secretary of Employer and be responsible to perform the duties usually and customarily required of a senior executive who holds such positions; (iii) Employee shall consult with and advise Employer's Board of Directors and senior management with respect to all aspects of public or private offerings of debt or equity and all financing matters generally and direct and supervise Employer's team with respect thereto; (iv) Employee shall direct and supervise any acquisitions or dispositions of capitol stock, businesses, assets and facilities approved by the Board of Directors of Employer; (v) Employee shall supervise and direct Employer's relationships with outside law firms; and (vi) Employee shall generally consult with the Board of Directors and senior management of Employer with respect to strategic business decisions of all kinds and any other matters consistent with or related to any of the foregoing. Employee shall report directly to Employer's Chairman of the Board, Chief Executive Officer and Board of Directors as from time to time requested by any of the foregoing. Subject to the provisions of Section 3, Employee shall devote substantially all of his work efforts to perform the duties and responsibilities properly assigned to Employee hereunder or pursuant hereto to the best of his abilities. However, Employee may devote a reasonable amount of his time to civic, community or charitable activities and, with the prior approval of the Chairman of the Board or Chief Executive Officer of Employer, to serve as a director of other corporations or in a similar capacity with other types of entities and as a member of committees of boards of directors of such other corporations or comparable governing bodies of such other entities and undertake other activities not expressly mentioned in this paragraph. Employee may invest his personal assets as he deems appropriate so long as such investments do not interfere with Employee's performance of the duties and responsibilities properly assigned to him pursuant to this Employment Agreement.

                  B. Rules and Regulations. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's senior executives generally, provided that copies of such rules and regulations are provided to Employee. Such rules and regulations are all hereby incorporated by reference and made a part of this Employment Agreement.

                  C. Place of Service. Employee shall render his services initially in northern Miami-Dade County, Florida, and shall not be obligated to maintain his office in any place other than northern Miami-Dade County (i.e., not any further south in Miami-Dade County than the location of Employer's executive offices as of the date of this Employment Agreement), Broward County or Palm Beach County, Florida; provided, however, that Employee shall be obligated to travel as necessary to fulfill his duties and responsibilities.

         5.       COMPENSATION

                  A.     Base Compensation. Subject to the provisions of
Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") at a rate of $400,000 per annum through the expiration of the Employment Term unless otherwise mutually agreed in writing by the parties hereto. Employer may decide, in its sole discretion, to increase (but not to decrease) the Salary at any time during the Employment Term. Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law.

                  B. Bonus Compensation. Employee shall receive an annual bonus in an amount to be determined by the Compensation Committee of the Board of Directors of Employer in its sole and absolute discretion (the "Bonus Amount"). Subject to the provisions regarding payment upon termination or expiration of employment set forth in Section 9 hereof, each annual Bonus Amount shall be paid on or before March 31 of each year of the Employment Term. The Bonus Amount payable on or before each March 31 shall be based upon the operating results of Employer and Employee's performance during the calendar year (or the portion thereof in which Employee was employed hereunder) immediately preceding such March 31. Each Bonus Amount shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual payroll practices and as required by law.

                  C. Stock Option Plans. On or before December 31 of each year (beginning December 31, 1999) during the Employment Term (or, with respect to the final year of this Employment Agreement, upon the effective date of termination of Employee's employment if such effective date is a date other than December 31) (each, an "Option Grant Date"), Employer through the Compensation Committee of Employer shall cause to be granted to Employee options to purchase that number of shares of Employer's voting common stock which is at least equal to five percent (5%) of the aggregate number of shares for which options for Employer's common stock were granted since the last Option Grant Date (or, with respect to the first Option Grant Date, since January 1, 1999) to Employer's employees and to Employer's non-employee directors under any stock option plans (including incentive stock option plans) of Employer, but excluding, in calculating the aggregate number of shares for which options were granted, any stock options awarded to Mark Gordon, David Epstein and/or Richard N. Ferry, Jr. pursuant to a provision in their respective employment agreements with Employer substantially the same as this Subsection C. The terms (including price and vesting and/or exercise dates) of the options granted to Employee shall be as determined by the Committee but shall be comparable to the terms upon which options were generally granted to other employees of Employer during the applicable period, subject to any differences required under applicable tax laws with respect to incentive stock options granted to Employee. In all events, the options granted to Employee shall provide that Employee shall have at least ninety (90) days following termination of Employee's employment for any reason other than death and that Employee's personal representative or other legal representative shall have at least one (1) year following Employee's death to exercise any or all of the outstanding options granted to Employee to the extent they were exercisable on the date of such termination of employment or, if Employee's employment is terminated for reasons other than (i) Employee's death, Disability (as defined in Section 9.B.) or voluntary resignation (but not Constructive Termination, as defined in Section 9.B.) or (ii) for Cause (as defined in Section 9.B.), to exercise any or all of such outstanding options (which shall all then be deemed exercisable and fully vested, notwithstanding any stated vesting schedules) in full. Furthermore and notwithstanding anything to the contrary contained herein, all of the outstanding options of Employee shall be fully vested and immediately exercisable (a) no later than the date of the expiration of the Initial Employment Term or (b) upon a Change in Control (as defined in Section 9.F.).

         6.       FRINGE BENEFITS AND EXPENSES

                  A. Employee Benefits. Employee shall be entitled to such benefits and fringe benefits (such as individual and family health, dental, life and disability insurance and qualified and unqualified pension, profit sharing and deferred compensation plans) as are made available by Employer from time to time, in Employer's sole discretion, to Employer's senior executives generally.

                  B. Expenses. Employer shall reimburse Employee for Employee's reasonable out-of-pocket costs and expenses incurred in connection with the performance of Employee's duties and responsibilities hereunder, subject to Employee's presentation of appropriate documentation and, if requested, justification therefor.

                  C. Automobile. Employer shall provide to Employee an automobile allowance of $850.00 per month during the Employment Term in order to defray Employee's automobile expenses incurred in the performance of his duties, but shall not be obligated to provide Employee with an automobile.

                  D. Directors' and Officers' Liability Insurance. Employer will endeavor to maintain Employer's directors' and officers' liability insurance at least at the same level of coverage as in effect as of the date hereof.

         7.       VACATIONS        Employee shall be entitled to six weeks
vacation each full year of the Employment Term (prorated for any partial year), with full compensation, which, to the extent unused, may be carried over from year to year (provided, however, that

Employee shall not be entitled to be compensated for any unused vacation days upon termination of employment). The periods during which Employee will be absent from work for vacation shall be at the reasonable discretion of Employer.

         8.       FACILITIES

                  Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as are reasonably necessary for Employee's performance of Employee's duties and responsibilities under this Employment Agreement.

         9.       TERMINATION OF EMPLOYMENT

                  A. Termination Events. Employee's employment under this Employment Agreement may be terminated by Employer only as follows: with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as hereinafter defined) and receiving written notice of termination from Employer to that effect within ninety (90) days after being deemed Disabled. Employee may terminate Employee's employment under this Employment Agreement without being in breach hereunder by giving written notification of (i) Employee's resignation to Employer which shall specify a resignation date no earlier than ninety (90) days following the date of delivery of such notice of resignation or (ii) Constructive Termination (as hereinafter defined) of Employee's employment under this Employment Agreement (subject to the provisions of Section 9.B. hereof relating to Constructive Termination). Employee's employment under this Employment Agreement shall be terminated upon expiration of the Employment Term pursuant to Section 2 hereof.

                  B. Definitions of Cause, Disabled and Constructive Termination. For purposes of this Employment Agreement, "Cause" shall mean: (i) commission of a felony, or commission of acts of fraud, embezzlement or the like on or with respect to Employer; (ii) habitual drunkenness during business hours or at Employer's premises; (iii) use of illicit drugs during business hours or at Employer's premises; (iv) abandonment of employment duties (other than by reason of death or becoming Disabled); or (v) material breach by Employee of this Employment Agreement having a material adverse effect on Employer or its businesses, operations or financial condition, which breach, if curable, is not cured by Employee within thirty (30) days following Employee's receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" for purposes of this Employment Agreement (a) if Employee is unable, due to physical, mental or emotional illness or injury, to perform substantially all of Employee's duties and responsibilities for Employer for a continuous period of one hundred and twenty (120) days, or (b) if Employee is adjudicated as an incompetent or has a guardian appointed to handle Employee's affairs. If clause
(a) above applies, Employee shall be deemed Disabled on the last day of the 120 day period. If clause (b) above applies, Employee shall be deemed Disabled on the date of adjudication as an incompetent or the appointment of the guardian, whichever occurs first. For purposes of this Employment Agreement, "Constructive Termination" shall mean: (x) Employer has delegated to another or others a material portion of Employee's duties or responsibilities provided for in Section 4.A. hereof (and shall include, without limitation, removal of Employee from the office of Executive Vice President, General Counsel or Secretary, even if Employee's day-to-day duties are to remain substantially the same), other than for Cause, and Employer fails to confirm in writing, and implement, the reinstatement of such material portion of Employee's duties and responsibilities and/or offices to Employee within thirty (30) days after receipt by each of the Chairman of the Board and Chief Executive Officer of Employer of Employee's written notice of protest (as provided in the next sentence), (y) Employer attempts, without Employee's prior written consent, to relocate Employee's office outside the location specified in Section 4.C. hereof, or (z) the position of Chairman of the Board or Chief Executive Officer of Employer becomes vacant for any reason and either (1) the vacancy is filled by a person other than Mark J. Gordon, David Epstein, Employee or another person not an employee of Employer immediately prior to becoming the Chairman of the Board or Chief Executive Officer of Employer or (2) the vacancy is not filled within sixty (60) days of the date of such vacancy. In the event of Constructive Termination of Employee's employment under this Employment Agreement, Employee may terminate Employee's employment, provided that he has given written notice of protest to each of the Chairman of the Board and Chief Executive Officer of Employer within thirty (30) days of the occurrence of the event causing the Constructive Termination setting forth the manner in which the Constructive Termination has occurred (and such Constructive Termination is not timely corrected, as provided in the case of a Constructive Termination under clause (x) of the preceding sentence).

                  C. Effect of Termination For Cause or Employee's Resignation. In the event that Employee's employment under this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from Employee's employment, Employer shall pay to Employee, within thirty (30) days following the date of such termination or resignation, (i) the Salary, if any, accrued and unpaid through the date of such termination or resignation, and (ii) if the Bonus Amount of Employee for the prior year has been declared by Employer, but not yet paid to Employee, the Bonus Amount for such prior year, and shall pay and provide to Employee the amounts and items payable and to be provided under Section 6 through the date of such termination or resignation; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                  D. Compensation Upon Death or Disability. Upon the death of Employee, or termination of employment because Employee is Disabled, Employer shall pay to Employee, Employee's legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), within thirty (30) days following the date of Employee's death or termination, the Salary and Bonus Amount, if any, accrued and unpaid through the date of termination and shall pay and provide to Employee, Employee's legal guardian or the legal representative of Employee's estate the amounts and items payable and to be provided under Section 6 through the date of such termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity (except with respect to benefits which become payable under any employee benefit plans of Employer as a result of Employee's death or disability). In the event that death or termination of employment as a result of Employee becoming Disabled occurs during a year and prior to any Bonus Amount of Employee being declared by Employer for such year, the Bonus Amount under this Subsection D. for such partial year of employment shall be prorated through the date of such death or termination based upon the prior year's Bonus Amount.

                  E. Compensation Upon Termination Without Cause or Constructive Termination or Expiration. In the event that Employer (or its successor) terminates Employee's employment under this Employment Agreement without Cause (other than in connection with or in contemplation of a Change in Control (as hereinafter defined) as provided in Subsection F. below), Employee terminates his employment as a result of the occurrence of a Constructive Termination to the extent and in the manner permitted hereunder or upon expiration of the Employment Term pursuant to the terms of Section 2, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer, and Employer shall pay to Employee, (i) the amount of Salary and Bonus Amount, if any, accrued and unpaid through the date of termination or expiration, and the amounts and items payable or to be provided under Section 6 through the date of termination or expiration, payable within thirty (30) days following the date of termination or expiration of employment, and (ii) (A) in the case of termination without Cause or Constructive Termination, an amount in cash equal to the sum of (1) the Salary that Employee would have received during the greater of (x) the one year period following the date of such termination of Employee's employment and
(y) the remainder of the Initial Employment Term (if such termination occurs during the Initial Employment Term) and (2) $200,000 or (B) in the case of expiration of the Employment Term pursuant to Section 2 hereof as a result of Employer delivering to Employee a written notice of termination of this Employment Agreement, an amount in cash equal to the Salary for one (1) full year. Such cash amount payable under clauses (A) or (B) above shall be payable one-half (1/2) within thirty (30) days following the date of termination of employment or expiration and the balance (the other one-half (1/2)) payable in equal consecutive monthly installments over the period that Employee was entitled to be paid the Salary under clauses (A) or (B) above (as the case may be), with the first such installment payable sixty (60) days following the date of termination of employment or expiration and each subsequent installment payable on the same day of each successive month until payment is made in full. In the event that termination of employment without Cause, as a result of Constructive Termination or upon expiration of this Employment Agreement occurs during a year and prior to any Bonus Amount of Employee being declared by Employer for such year, the Bonus Amount under this Subsection E. for such partial year of employment shall be prorated through the date of such termination based upon the prior year's Bonus Amount. Notwithstanding anything to the contrary contained in this Subsection E., if termination of employment without Cause, as a result of Constructive Termination or upon expiration of this Employment Agreement occurs before a Change in Control and this Subsection
E. is followed by the parties, but within one hundred eighty (180) days thereafter with respect to termination of employment without Cause or as a result of Constructive Termination or within one hundred twenty (120) days thereafter with respect to expiration of this Employment Agreement a Change in Control occurs, then Subsection F. shall supersede this Subsection E. and the balance of the unpaid amounts of the severance and other payments required under Subsection F. shall be immediately (but in all events within thirty (30) days after such Change in Control) paid by Employer (or its successor) to Employee.

                  F. Compensation Upon a Change in Control. Notwithstanding the provisions of Subsection E. above, in the event that (i) Employer (or its successor) terminates Employee's employment under this Employment Agreement without Cause within one hundred eighty (180) days before or after a Change in Control (as hereinafter defined), (ii) Employee terminates his employment to the extent and in the manner permitted under this Employment Agreement as a result of the occurrence of a Constructive Termination within one hundred eighty (180) days before or after a Change in Control or (iii) Employer (or its successor)(but not Employee) delivers to Employee a written notice of termination pursuant to Section 2 terminating this Employment Agreement at the expiration of the Employment Term and such expiration occurs within one hundred and twenty (120) days before or one hundred eighty (180) days after a Change in Control, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer (or its successor), and Employer (or its successor) shall pay to Employee within thirty (30) days following the date of termination of employment or expiration, (a) the amount of Salary and Bonus Amount, if any, accrued and unpaid through the date of termination of employment or expiration, and the amounts and items payable or to be provided under Section 6 through the date of termination of employment or expiration, and (b) a lump sum severance payment in cash equal to 2.99 times an amount equal to the average of the sum of the annual Salary and Bonus Amount paid to Employee each year during the Employment Term. For purposes of this Subsection F., (1) a "Change in Control" means that (x) neither Mark Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark Gordon's Affiliates) nor David Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David Epstein's Affiliates) beneficially owns at least 10% of the issued and outstanding common stock of Employer (or its successor); (y) neither Mark Gordon (for these purposes, counting all common stock directly or indirectly beneficially owned by Mark Gordon's Affiliates) nor David Epstein (for these purposes, counting all common stock directly or indirectly beneficially owned by David Epstein's Affiliates) is the stockholder of Employer (or its successor) beneficially owning the highest number of issued and outstanding shares of common stock of Employer (or its successor); or (z) Mark Gordon and/or David Epstein do not occupy the positions of Chairman of the Board and Chief Executive Officer of Employer (or its successor); (2) "Affiliate" means, with respect to Mark Gordon or David Epstein, an immediate family member of his, a trust principally for his benefit and/or the benefit of his family members and/or lineal descendants, or a family limited partnership or any other entity the direct or indirect beneficial or pecuniary owners of which are principally him, his immediate family members and/or trusts or other entities principally for the benefit of him, his family members and/or lineal descendants; and (3) "Immediate family members" mean, with respect to Mark Gordon or David Epstein, his spouse, children, parents, siblings or other lineal descendants. For purposes of clause (a) of this Subsection F., any Bonus Amount for a partial year of employment shall be prorated through the date of such termination or expiration(based upon the prior year's Bonus Amount, if any) and for purposes of clause (a) or clause (b) of this Subsection F., if Employee has not previously earned a Bonus Amount under this Employment Agreement, the Bonus Amount shall be deemed to be $300,000. Nothing in this Subsection F. shall be deemed to limit Employee's rights as provided under Subsection E. with respect to a termination without Cause or Constructive Termination occurring more than 180 days before or more than 180 days after a Change in Control or an expiration of this Employment Agreement occurring more than 120 days before or more than 180 days after a Change in Control.

                  G. Key-Man Insurance. In the event that Employer has obtained or obtains a key-man insurance policy (the "Policy") on the life of Employee, Employer shall be the sole owner thereof and all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value, if any, of the Policy. In the event that Employer desires to obtain any such Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical examinations and tests and executing and delivering applications and information statements.

         10.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                  A. Confidential Information. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, operations, business and interests of Employer, (ii) the systems, know-how, records, products, services, cost information, inventions, computer and Internet software, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Employer, and (iii) the nature and terms of Employer's relationships with its clients, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and has been developed by Employer as a result of substantial effort and expense. Therefore, Employee understands that it is reasonably necessary to protect Employer's good will, trade secrets and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the Board of Directors, Chairman of the Board or Chief Executive Officer of Employer for the benefit of Employer and/or as required in the course of employment) at any time hereafter divulge or disclose for any purpose to any persons, firms, corporations or other entities (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                  B. Employer's Materials. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer any products, prototypes, drawings, notebooks, computer or Internet software or discs, tapes or similar containers of software, manuals, data, books, records, materials or documents of any kind or description of Employer or related to its business for any purpose unconnected with the performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any other material or thing which is the property of Employer.

         11.      COVENANT-NOT-TO-COMPETE

                  In view of (a) the Confidential Information to be obtained by or disclosed to Employee, and (b) the consideration payable to Employee under this Employment Agreement, and as a material inducement to Employer to enter into this Employment Agreement, Employee covenants and agrees that, (i) for as long as Employee is employed by Employer and for a period of 24 months after the date Employee ceases for any reason to be employed by Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer to any person or entity who is or was a client of Employer and for or to whom Employer is performing services or selling products or for or to whom Employer has performed services or sold products at any time during the one-year period ending on Employee's termination of employment or (B) solicit the services of, or hire, directly or indirectly, whether on Employee's own behalf or on behalf of others, any managerial or executive employee, account manager, programmer, information services employee (including, without limitation, network or other information services or Internet operation employee) or database management or marketing employee of Employer who was or is employed by Employer at any time during the two-year period ending on the date of termination of Employee's employment, and (ii) for as long as Employee is employed by Employer and thereafter for the Severance Period (as hereinafter defined), Employee shall not, directly or indirectly, engage in any venture, enterprise, activity or business, passively or actively, as an owner, consultant, adviser, participant, employee, agent or in any other capacity, competitive with the business of Employer anywhere within the continental United States; provided, however, that nothing in this Section 11 shall prohibit Employee from (w) owning as a passive investor beneficially and/or of record less than 5% of the outstanding equity securities of any entity whose equity securities are registered under the Securities Exchange Act of 1934, as amended, or are listed for trading on any United States or foreign stock exchange or (x) engaging, after termination of Employee's employment with Employer, in the practice of law in any capacity whatsoever (including, without limitation, as a partner, of counsel or otherwise) with a law firm that represents a client which is a competitor of Employer so long as Employee does not directly perform services for such client. Employee acknowledges that the business of Employer is national in scope, that one can effectively compete with such business from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests. For purposes of this Section 11, the "Severance Period" shall mean: (y) in the case of a termination of Employee's employment as a result of Employee becoming Disabled or a termination of Employee's employment with Cause or as a result of the resignation of employment by Employee or in the case of the expiration of the Employment Term resulting from the election of Employee or Employer not to renew, a period of 12 months after the termination date of Employee's employment with Employer; and (z) in the case of termination of Employee's employment without Cause or as a result of the occurrence of a Constructive Termination, the greater of (1) a period of 12 months after the termination date of Employee's employment with Employer or (2) the remainder of the Initial

Employment Term (if such termination occurs during the Initial Employment
Term).

         12.      EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                  Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Section 10 or 11 hereof, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Section 10 or 11 hereof, Employer shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by Employee. Employer shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer may have with respect to such breach or violation.

         13.      REASONABLENESS OF RESTRICTIONS

                  A. Reasonableness. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer.

                  B. Severability. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction (which a court, in lieu of striking a provision entirely, is urged by the parties to do), the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period or geographical area and/or type of restriction which such court deems reasonable and enforceable.

                  C. Survivability. The restrictions, acknowledgments, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's employment (for any reason, including expiration of the Employment Term).

                  D. Definition of Employer. For purposes of Sections 10, 11, 12 and 13 of this Employment Agreement, the term "Employer" includes the Employer and any parent corporation of Employer and all subsidiaries of Employer and its parent corporation (if any).


         14. REGISTRATION RIGHTS. If Employee's employment with Employer shall terminate for any reason (whether under this Employment Agreement or otherwise), Employee may thereafter require Employer to register any or all of the unregistered shares of common stock that Employee (or his assigns or affiliated entities or trusts) may then own as of the date of such termination of employment in accordance with the provisions of the Registration Rights Agreement attached hereto as Exhibit "A". In addition, Employee shall have the piggyback registration rights and other rights as set forth in such Registration Rights Agreement.

         15.      LAW APPLICABLE

                  This Employment Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

         16.      NOTICES

                  Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient if in writing, and delivered personally, by commercial courier service or sent by certified mail, return receipt requested, and sent to Employer's executive offices, to the attention of the Chief Executive Officer, if mailed to Employer, and to Employee's then current residence, if mailed to Employee, and shall be effective only upon actual receipt by the party to whom it is given.

         17.      SUCCESSION

                  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that Employee cannot assign or delegate any of Employee's rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement, provided that, in the event of any such assignment other than in connection with a merger, consolidation or similar reorganization or the sale of all or substantially all of the assets of Employer (or its successor), Employer shall remain liable for all of its obligations hereunder.

         18.      ENTIRE AGREEMENT

                  This Employment Agreement, together with the Registration Rights Agreement attached hereto as Exhibit "A", constitute the entire final agreement between the parties with respect to, and supersedes any and all prior and contemporaneous agreements between the parties hereto both oral and written (including, without limitations, that certain employment agreement dated as of February 16, 1996 between the parties) concerning, the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.

         19.      SEVERABILITY

                  If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         20.      NO WAIVER

                  A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         21.      ATTORNEYS' FEES

                  In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of their respective rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         22.      COUNTERPARTS

                  This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.

         23.      INDEPENDENT COUNSEL

                  THE PARTIES HEREBY ACKNOWLEDGE THAT EACH OF THEM HAS HAD THE OPPORTUNITY TO RETAIN AND TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL WITH RESPECT TO, AND IN CONNECTION WITH ALL STAGES OF THE NEGOTIATION, PREPARATION AND EXECUTION OF, THIS EMPLOYMENT AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                EMPLOYER:

                                PRECISION RESPONSE CORPORATION, a
                                Florida corporation



                                By: /s/ David L. Epstein
                                    -------------------------------------------
                                        David L. Epstein
                                        Chief Executive Officer

                                EMPLOYEE:



                                /s/ Richard D. Mondre
                                -----------------------------------------------
                                RICHARD D. MONDRE

                                                                    EXHIBIT "A"



                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement is entered into effective as of the 1st day of April, 1999, by and between PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), and RICHARD D. MONDRE ("Holder").

         WHEREAS, the Company and Holder have entered into an Employment Agreement as of the date hereof (the "Employment Agreement") and, as partial consideration therefor, the Company has agreed to provide Holder certain demand and piggyback registration rights with respect to Holder's stock in Company, which may be exercised by Holder following certain events.

         THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                              REGISTRATION RIGHTS

         Section 1.01 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

             (c) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

             (d) "Shares" shall mean any and all of the shares of common stock of the Company currently held or hereafter acquired from time to time (including, but not limited to, through exercise of stock options) by Holder or any assigns or transferees of Holder which are Holder's family members and/or lineal descendants and/or which are trusts, limited partnerships or other entities the direct or indirect beneficial or pecuniary owners of which are principally Holder, Holder's family members and/or Holder's lineal descendants, including, without limitation, shares of common stock acquired by any such trusts, partnerships or other entities from Holder or any such trust, limited partnership or other entity prior to the date hereof.

             (e) "Registrable Securities" shall mean any of the following shares which have not been sold to the public or which have not lost their registration rights as provided herein: (i) the Shares and (ii) any shares of common stock of the Company, and any securities of the Company or any other corporation, issued as a dividend or other distribution with respect to or in replacement of or exchange for the Shares.

             (f) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

             (g) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Article I hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company, but excluding the Selling Expenses.

             (h) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and expenses of legal counsel for Holder.

             (i) "Triggering Event" shall mean the termination of Holder's employment with Company for any reason (under the Employment Agreement or otherwise).

             (j) "Holder" shall mean Richard D. Mondre or, in the event of his legal incapacity, his legal guardian, or, in the event of his death, the personal representative(s) of his estate or the beneficiary(ies) of his estate as designated by such personal representative(s).

         Section 1.02    Demand Registration Rights.

             (a) Request for Registration. If within ninety (90) days after the date of the Triggering Event (or within one (1) year after the date of the Triggering Event if the Triggering Event is

Holder's death) the Company receives a written request from Holder that the Company effect a registration with respect to all or a part of the Registrable Securities (provided that if less than 25% of the Registrable Securities are to be registered such securities shall have an aggregate proposed offering price to the public of at least $500,000), the Company will as soon as practicable thereafter use its diligent best efforts to effect all such registrations, qualifications, listings or compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliances with applicable requirements or regulations and listing of the Registrable Securities on a stock exchange or The Nasdaq Stock Market) as may be so requested and as would permit or facilitate the sale and distribution of all of such Registrable Securities as are specified in such request. The Company shall file a registration statement as soon as practicable after receipt of the request of Holder but in any event within sixty (60) days of receipt following such request; provided, however, that, if the Company shall furnish to Holder a certificate signed by the then Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period ending not more than one hundred twenty (120) days following receipt of the request for registration.

             (b) Underwriting. If the Holder intends that the Registrable Securities covered by its request be distributed by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this
Section 1.02. In such event, the Company shall (together with Holder) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holder. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account in such registration if Holder so agrees.

         Section 1.03    Piggyback Registration Rights.

             (a) Notice of Proposed Registration. If at any time or from time to time prior to, on or after a Triggering Event the Company shall determine to register any of its common stock, other than (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Commission Rule 145 transaction, the Company will:

                      (i)      promptly give Holder written notice thereof; and

                      (ii) include in such registration (and any related qualification under blue sky laws and other state compliances), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by Holder, except as set forth in Section 1.03(b).

             (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Holder as a part of the written notice given pursuant to Section 1.03(a)(i). In such event, the right of Holder to registration of the Registrable Securities pursuant to this Section 1.03 shall be conditioned upon Holder's participation in such underwriting and the inclusion of the specified Registrable Securities in the underwriting. Holder shall in such case (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.03, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of Registrable Securities to be included in the registration and underwriting; provided, however, without the prior written consent of Holder, the number of Registrable Securities to be included in such registration and underwriting shall not be reduced to less than 50% of the Registrable Securities sought by Holder to be included therein. If Holder disapproves of the terms of any such underwriting, it may elect to withdraw the Registrable Securities therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded from such registration.

         Section 1.04 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.02 or 1.03 shall be borne by the Company. All Selling Expenses shall be borne by Holder.

         Section 1.05 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon request, inform Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

             (a) keep such registration, and any qualification or compliance under state securities laws which the Company determines (or is required) to obtain, effective for a period of one hundred eighty (180) days after the effective date thereof or until the distribution of the Registrable Securities described in the registration statement relating thereto has been completed, whichever first occurs; and

             (b) furnish such number of prospectuses and other documents incident thereto as Holder or any underwriter from time to time may reasonably request.

         Section 1.06    Indemnification.

             (a) The Company will indemnify Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration, qualification or compliance contemplated by this Agreement (whether or not Registrable Securities are included in the registration), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Holder and each owner of Registrable Securities, and their respective legal counsel and accountants, and each such underwriter and each person who controls any such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or omission) made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder or another owner of Registrable Securities and stated to be specifically for use therein.

             (b) Holder will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its directors, officers, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of Holder and stated to be specifically for use therein. Notwithstanding any of the foregoing to the contrary, Holder's maximum indemnity obligation, inclusive of reimbursement of costs, fees, and expenses, shall be the total net proceeds received by Holder and such other owners of Registrable Securities to which Holder's demand or request for registration relates from the sale of such Registrable Securities pursuant to the registration demanded or requested.

             (c) A party entitled to indemnification under this Section 1.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of each such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to provide notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the execution and delivery by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

             (d) If the indemnification provided for in this Section 1.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, taking into account relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

         Section 1.07 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article I, Holder agrees in connection with any firmly underwritten public offering of the Company's common stock, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of Holder's Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 30 days) from the effective date of such registration as the Company or the underwriters may specify; provided, however, that Holder shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company and all other holders of more than 5% of the Company's outstanding common stock enter into similar agreements.

         Section 1.08 Information by Holder. Holder shall furnish or cause to be furnished to the Company such information regarding Holder and other owners of Registrable Securities and the distribution of proceeds by Holder and such owners as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 1.02 or 1.03 of this Agreement.

         Section 1.09 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

             (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (c) so long as any Registrable Securities are owned or held, furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as Holder may reasonably request in availing Holder or other owners of Registrable Securities of any rule or regulation of the Commission (including, without limitation, Rule 144) allowing the sale of any such securities without registration.

         Section 1.10 Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to Holder by the Company under Sections 1.02 and 1.03 may be assigned by Holder to not more than five additional transferees or assignees of any of Holder's Registrable Securities, provided that the Company is given written notice by Holder at the time of, or within a reasonable time after, said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, provided further that no such assignment shall increase the number of registrations that the Company may be required to effect under this Agreement.

                                   ARTICLE II

                                 MISCELLANEOUS

         Section 2.01 Amendment. Any modification, amendment or waiver of this Agreement or any provision hereof shall be effective only if in writing and executed by Holder and the Company.

         Section 2.02 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida without regard to its conflicts of laws principles.

         Section 2.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         Section 2.04 Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or by commercial courier service or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Holder:        Richard D. Mondre
                              3711 North 55th Avenue
                              Hollywood, Florida 33021

         If to Company:       Precision Response Corporation
                              1505 N.W. 167th Street
                              Miami, Florida 33169
                              Attn: Chairman of the Board and Chief
                                    Executive Officer,

or to such other address as either party may have furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective only upon receipt. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

         Section 2.05 Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         Section 2.06 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

         Section 2.07 No Waiver. A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         Section 2.08 Attorneys' Fees. In the event that either of the parties to this Agreement institutes suit against the other party to this Agreement to enforce or declare any of their respective rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         Section 2.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                PRECISION RESPONSE CORPORATION



                                By:
                                   --------------------------------------------
                                         David L. Epstein
                                         Chief Executive Officer



                                -----------------------------------------------
                                         RICHARD D. MONDRE